As filed with the Securities and Exchange Commission on December 8, 2020 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BG Staffing, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-0656684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(972) 692-2400
(Address, including zip code of Principal Executive Offices, and telephone number)

BG Staffing, Inc. 2020 Employee Stock Purchase Plan
(Full title of the plan)

Dan Hollenbach
Chief Financial Officer and Secretary
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(972) 692-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brandon T. Byrne, Esq.
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
(214) 855-7437

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	250,000 shares	$13.77	$3,442,500.00	$375.58

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminable number of shares of common stock that may be issued under the BG Staffing, Inc. 2020 Employee Stock Purchase Plan as a result of stock splits, stock dividends, or similar transactions.

(2)
The aggregate offering price and registration fee have been calculated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The computation is based on the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on December 4, 2020.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the BG Staffing, Inc. 2020 Employee Stock Purchase Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (“Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute, along with the documents incorporated by reference into this Registration Statement on Form S-8, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the Commission on March 12, 2020;

(b)	the Company’s Definitive Proxy Statement filed with the Commission on September 15, 2020;

(c)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2020 filed with the Commission on May 7, 2020;

(d)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2020 filed with the Commission on August 7, 2020;

(e)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2020, filed with the Commission on November 5, 2020;

(f)	the Company’s Current Reports on Form 8-K filed with the Commission on February 7, 2020, August 5, 2020, and November 9, 2020; and

(g)
the description of the Company’s common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A (File No. 001-36704), filed with the SEC on November 12, 2019 (including any amendments or reports filed for the purpose of updating such description).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Company’s bylaws provide that the Company will indemnify the Company’s directors and officers to the extent and in the manner permitted by applicable law, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. An indemnitee will generally not be entitled to indemnification under the bylaws in connection with any claim initiated by the indemnitee unless the Company consents to the initiation of the claim.

Moreover, the Company’s certificate of incorporation provides that, to the fullest extent permitted by law, our directors will not be personally liable to the Company or its stockholders for damages for breach of fiduciary duty.

Any repeal or modification of the foregoing certificate of incorporation and bylaw provisions approved by the Company’s stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers arising from acts prior to the time of such repeal or modification.

The Company has also entered into indemnification agreement with each of its current directors and certain of its officers. The indemnification agreements clarify and supplement indemnification provisions already contained in our bylaws and generally provide for indemnification of the Indemnitees to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines, and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses.

The Company maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that are made to such directors and officers.

Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits.

4.1		Certificate of Incorporation of BG Staffing, Inc. (incorporated by reference from Amendment No. 2 to the Company’s registration statement on Form S-1 (File No. 333-191683) filed on November 4, 2013)
4.2		Bylaws of BG Staffing, Inc. (incorporated by reference from Amendment No. 2 to the Company’s registration statement on Form S-1 (File No. 333-191683) filed on November 4, 2013)
4.3		Form of Common Stock Certificate (incorporated by reference from Amendment No. 1 to the Company’s registration statement on Form S-1 (File No. 333-191683) filed on October 28, 2013)
4.4
BG Staffing, Inc. 2022 Employee Stock Purchase Plan (filed as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on September 15, 2020 and incorporated herein by reference)

5.1*		Opinion of Norton Rose Fulbright US LLP
23.1*		Consent of Counsel (contained in Exhibit 5.1)
23.2*		Consent of Independent Registered Public Accounting Firm (Whitley Penn LLP)
24.1*		Power of Attorney (included on the signature page of this Registration Statement)

	*	Filed herewith.

Item 9. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on December 8, 2020.

BG STAFFING, INC.

By:	/s/ Beth Garvey
Name:	Beth Garvey
Title:	President and Chief Executive Officer

Each person whose signature appears below hereby appoints Beth Garvey and Dan Hollenbach, and each of them, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	DATE
/s/ Beth Garvey
Beth Garvey President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2020
/s/ Dan Hollenbach
Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 8, 2020
/s/ L. Allen Baker, Jr.
L. Allen Baker, Jr. Chairman of the Board	December 8, 2020
/s/ C. David Allen, Jr.
C. David Allen, Jr. Director	December 8, 2020
/s/ Richard L. Baum, Jr.
Richard L. Baum, Jr. Director	December 8, 2020
/s/ Douglas E. Hailey
Douglas E. Hailey Director	December 8, 2020
/s/ Cynthia Marshall
Cynthia Marshall Director	December 8, 2020
/s/ Paul A. Seid
Paul A. Seid Director	December 8, 2020